As filed with the Securities and Exchange Commission on August 15, 2018

Registration No. 333 –_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________

CHOICEONE FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-2659066 (I.R.S. Employer Identification Number)

109 East Division, Sparta, Michigan (Address of Principal Executive Offices)	49345 (Zip Code)

ChoiceOne Financial Services, Inc.
Stock incentive plan of 2012

(Full Title of the Plan)

Mary J. Johnson Senior Vice President ChoiceOne Financial Services, Inc. 109 East Division Sparta, Michigan 49345	Copies to:	Jeffrey A. Ott Charlie Goode Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487

(Name and Address of Agent for Service)

(616) 887-7366
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated Filer ☐
Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)
Smaller reporting company ☑

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)(3)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee
Common Stock	100,000 shares (1)	$26.15	$2,615,000	$325.57

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such indeterminate number of additional shares as may be authorized in the event of an adjustment as a result of an increase in the number of issued shares of common stock resulting from the payment of stock dividends or stock splits or certain other capital adjustments.

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)	The registration fee is computed in accordance with Rule 457(h) and (c) under the Securities Act of 1933. On August 13, 2018, the average of the high and low prices as reported on the OTC Bulletin Board of the common stock of ChoiceOne Financial Services, Inc. was $26.15 per share.

EXPLANATORY STATEMENT

This Registration Statement on Form S-8 is filed by ChoiceOne Financial Services, Inc. (also referred to as the “Registrant” and “ChoiceOne”) to register 100,000 additional shares of Common Stock issuable under the ChoiceOne Financial Services, Inc. Stock Incentive Plan of 2012 (the "Plan"). ChoiceOne's registration statement on Form S-8 filed with the Securities and Exchange Commission on May 15, 2013 (File No. 333-188626), registering 100,000 shares issuable under the Plan, is herein incorporated by reference, except to the extent that the items in this registration statement update such information contained in the prior registration statement. This Registration Statement is filed to register additional shares pursuant to General Instruction E to Form S-8.

Part II

Information required in the registration statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by ChoiceOne Financial Services, Inc. (also referred to as the “Registrant” and “ChoiceOne”) with the Securities and Exchange Commission are incorporated in this registration statement by reference:

(a)       The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2017.

(b)       The Registrant’s quarterly report for the quarter ended June 30, 2018.

(c)       The Registrant’s Current Reports on Form 8-K filed on January 30, 2018, April 25, 2018 and May 23, 2018 (other than those portions of the documents deemed to be furnished and not filed).

(d)       The description of ChoiceOne Financial Services, Inc. common stock contained in the Registrant’s registration statement on Form S-4, filed on August 11, 2006, as amended on September 11, 2006, including any further amendment or report filed hereafter for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents (except, with respect to each of the foregoing, for portions of such documents which are deemed to be furnished and not filed).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

The following exhibits are filed as part of or incorporated by reference into this registration statement:

Exhibit Number	Document
4.1	Amended and Restated Articles of Incorporation. Previously filed as an exhibit to ChoiceOne Financial Services, Inc.’s Form 10-K Annual Report for the year ended December 31, 2013. Here incorporated by reference.

4.2	Bylaws of the Registrant as currently in effect and any amendments thereto. Previously filed as an exhibit to ChoiceOne Financial Services, Inc.’s Form 10-K Annual Report for the year ended December 31, 2013. Here incorporated by reference.

4.3	Advances, Pledge and Security Agreement between ChoiceOne Bank and the Federal Home Loan Bank of Indianapolis. Previously filed as an exhibit to ChoiceOne Financial Services, Inc.’s Form 10-K Annual Report for the year ended December 31, 2013. Here incorporated by reference.

5	Opinion of Warner Norcross & Judd LLP.

23.1	Consent of Independent Registered Accounting Firm.

23.2	Consent of Warner Norcross & Judd LLP (included in Exhibit 5 and here incorporated by reference).

24	Powers of Attorney.

99.1	ChoiceOne Financial Services, Inc. Stock Incentive Plan of 2012. Previously filed as an appendix to the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2018. Here incorporated by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Sparta, State of Michigan, on August 15, 2018.

ChoiceOne Financial Services, Inc.

By:	/s/ Kelly J. Potes	August 15, 2018
Kelly J. Potes Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Kelly J. Potes	Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2018
Kelly J. Potes

/s/ Thomas L. Lampen	Treasurer (Principal Financial and Accounting Officer)	August 15, 2018
Thomas L. Lampen

*/s/ Paul L. Johnson	Chairman of the Board and Director	August 15, 2018
Paul L. Johnson

*/s/ Greg L. Armock	Director	August 15, 2018
Greg L. Armock

*/s/ James A. Bosserd	Director	August 15, 2018
James A. Bosserd

*/s/ Keith D. Brophy	Director	August 15, 2018
Keith D. Brophy

*/s/ Jack G. Hendon	Director	August 15, 2018
Jack G. Hendon

*/s/ Raymond A. Lanning	Director	August 15, 2018
Raymond A. Lanning

*/s/ Nels W. Nyblad	Director	August 15, 2018
Nels W. Nyblad

*/s/ Roxanne M. Page	Director	August 15, 2018
Roxanne M. Page
By /s/ Thomas L. Lampen
Thomas L. Lampen Attorney-in-Fact

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